Exhibit 10.2

General Advertising Services Agreement

Publisher Information
Publisher:	Salon Media Group
Publisher URL:	Salon.com
Publisher Address:	870 Market Street, Suite 442
City/Town:	San Francisco
Province/State/Region:	CA
Postal/ZIP Code:	94102
Country:	USA

Agreement Terms
Effective Date:	October 16, 2018
Publisher’s Revenue Share:	95%
Payment Schedule:	Net 30

Primary Contact
Primary Contact Name:	Jordan Hoffner
Primary Contact Email:	Jordan.hoffner@salon.com
Primary Contact Phone:	917-620-3472

Payment Information
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive
City/Town:	Santa Clara
Province/State/Region:	CA
Postal/Zip Code:	95054
Country:	USA
Name on Account:	Salon Media Group, Inc.
ACH Routing Number:
Wire Routing Number:	121140399
Account Number: (If international, enter IBAN)	3302133568

General Advertising Services Agreement – Confidential

This General Advertising Services Agreement (this “Agreement”) is made as of the Effective Date by and between Publisher and Proper Media, LLC (“Proper Media” or “Agent”).

Whereas Publisher is the owner and/or operator of the websites listed in Appendix A (each individually a “Website” and collectively the “Websites”) and wishes to retain Agent to provide advertisement sales and trafficking services for the Websites as set forth in this Agreement.

In consideration of the terms and conditions set forth herein, the Parties hereby agree as follows:

1. Advertisements

1.1. Representation: Agent shall represent Publisher with respect to the placement of advertisements on the Publisher's Websites as determined by the Publisher from any exchange, network, agency, brand, or other demand-side partner (“Advertisers”), including without limitation, banner, video, and native advertisements for placement on the Websites (“Advertisements” or “Ads”) and the reporting of the results therefrom to Advertisers and the Publisher (collectively referred to as the “Services”). Except solely for the placement of Ads on the Websites in accordance with this Agreement as determined and approved solely by the Publisher, Agent shall not represent Publisher, and Agent has no power or authority to enter into any agreement, contract, or any other legally binding transaction on behalf of, or in any way bind, Publisher or any of its affiliates and shall not hold itself out to have such power or authority.

1.2. Appointment: Publisher hereby appoints Agent as a non-exclusive representative pursuant to Section 1.1 to perform the Services during the Initial Term and any Renewal Term of this Agreement under Section 4 (the “Term”).

1.3. Online Tracking System: Agent shall maintain an online tracking system, which, among other things, identifies the number of Ad impressions served, Net Revenue earned, and average CPM, per Website, on a daily basis. Agent shall use its best efforts to ensure that the information in its online tracking system is accurate and updated daily.

1.4. Placement and Management: Agent shall notify Publisher in writing (including by e-mail) prior to delivering new or modified Ad types or placements and Publisher maintains the right to refuse to run any Ad type or placement from any Advertiser. Unless otherwise agreed, Agent shall place and manage all Ads through its ad-server and will be responsible for all aspects of ensuring Ads are served properly, on time, and appropriately targeted.

1.5. Revenue Share: Agent shall pay Publisher’s Revenue Share of all revenue invoiced or to be invoiced by the Agent to Advertisers in connection with Agent’s performance of the Services, calculated on a calendar monthly basis (“Net Revenue”).

1.6. Referral Commission: Should Publisher refer a third-party publishing partner (“Third-party”) to Agent, and Agent execute an advertising services agreement with the Third-party (“Third-party Agreement”), Agent shall pay to Publisher twenty-five (25) percent of the monthly revenue earned by Agent under such Third-party Agreement for a period of six months after commencement of the Third-party Agreement, provided that this Agreement is in force and has not been terminated under Section 4.

2. Billing & Payment

2.1. Agent's Obligations: Unless otherwise agreed, Agent shall invoice and collect all revenue from Advertisers for the Services performed under this Agreement.

2.2. Collections: Agent will use commercially reasonable efforts to collect any monies owed to Agent by Advertisers.

General Advertising Services Agreement – Confidential

2.3. Payment to Publisher:

(a) Subject to this Section 2.3, Agent shall pay Publisher the Net Revenue, as well as any Referral Commissions, for each calendar month as defined by the Payment Schedule on a net 30-days basis following any calendar month during which the Net Revenue and Referral Commissions are generated.

(b) Publisher is responsible for all sales taxes, use taxes and any other similar taxes imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding taxes based upon Agent's net income.

(c) Payments will be calculated solely based on Agent’s accounting. Current and future Payments may be withheld to reflect, or adjusted to exclude, any defaults by Advertisers or credits and refunds issued to Advertisers, and/or any amounts arising from invalid activity, as determined by Agent in its sole discretion.  Invalid activity is determined by Agent in all cases and includes, but is not limited to, (i) spam, invalid queries, invalid impressions or invalid clicks on Ads generated by any person, bot, automated program or similar device, including through any clicks or impressions originating from IP addresses or computers under Publisher’s control; (ii) clicks solicited or impressions generated by payment of money, false representation, or requests for end users to click on Ads or take other actions; (iii) Ads served to end users whose browsers have JavaScript disabled; and (iv) clicks or impressions co-mingled with a significant amount of the activity described in (i, ii, and iii) above.

(d) In addition to Agent’s other rights and remedies, Agent may (i) withhold and offset any payments owed to Publisher under this Agreement against any fees Publisher owes Agent under the Agreement or any other agreement, or (b) require Publisher to refund Agent within 30 days of any invoice, any amounts Agent may have overpaid to Publisher in prior periods.  If Publisher disputes any payment made or withheld relating to the Services, Publisher must notify Agent in writing within 30 days of any such payment.  If Publisher does not, any claim relating to the disputed payment is waived.

3. Intellectual Property; Brand Features

3.1. Other than as set out expressly in the Agreement, neither party will acquire any right, title or interest in any intellectual property rights belonging to the other party or to the other party’s licensors.

3.2. If Agent provides Publisher with software in connection with this Agreement, Agent grants Publisher a non-exclusive, non-sublicensable license for use of such software.  This license is for the sole purpose of enabling Publisher to use and enjoy the benefit of the Services, in the manner permitted by the Agreement. Publisher may not copy, modify, distribute, sell, or lease any part of the Services or included software, nor may Publisher reverse engineer or attempt to extract the source code of that software, unless laws prohibit those restrictions or Publisher has Agent’s written permission.  Publisher will not remove, obscure, or alter Agent’s copyright notice, Brand Features, or other proprietary rights notices affixed to or contained within any Services, software, or documentation.

3.3. Agent grants Publisher a non-exclusive, non-sublicensable license to use Agent’s trade names, trademarks, service marks, logos, domain names, and other distinctive brand features (“Brand Features”) solely in connection with Publisher’s use of the Services and in accordance with this Agreement.  Agent may revoke this license at any time.  Any goodwill arising from Publisher’s use of Agent’s Brand Features will belong to Agent.

General Advertising Services Agreement – Confidential

4. Term & Renewal

4.1. Term: This Agreement shall remain in effect for a period of one (1) year from the date hereof (the "Initial Term"). Either party may terminate this Agreement by providing the other party with thirty (30) days written notice, with or without cause, at any point during the Initial Term. Unless previously terminated by notice as provided above, at the end of the Initial Term this Agreement shall renew for additional one (1) year terms (each a “Renewal Term”) unless and until either party terminates this Agreement by providing the other party with at least thirty (30) days written notice, with or without cause, at any point during a Renewal Term.

4.2. Termination by Publisher: Publisher may terminate this Agreement by written notice to Agent with immediate effect if any of the follow events occur:

(i) Agent fails to pay any amount due to Publisher within ten (10) days after Publisher gives Agent written notice of such nonpayment; or

(ii) Agent is in material breach of any term, condition, or provision of this Agreement and such breach is not cured within ten (10) days after Publisher gives Agent notice of such breach.

4.3. Termination by Agent: Agent may terminate this Agreement by written notice to Publisher if any of the follow events occur:

(i) Publisher is in material breach of any term, condition, or provision of this Agreement and such breach is not cured within ten (10) days after Agent gives Publisher notice of such breach.

4.4 Effects of Termination: As of the termination or expiration of this Agreement, Agent shall (i) immediately cease any representation of Publisher hereunder and cease and remove any reference to Publisher on Agent’s website and any other material, and (ii) within ten (10) days, provide a report on all Net Revenue and pay all amounts owed therefor or otherwise unpaid under this Agreement. Sections 1.5, 1.6, and 2 shall survive with regard to any amounts owed to Publisher and Sections 5, 6, 7, and 8, 9 and this Section 4.4, shall survive the termination or expiration of this Agreement.

5. Privacy Policy

5.1. Publisher will ensure that at all times Agent is providing Services to Publisher, the Websites will have a clearly labeled and easily accessible privacy policy that provides end users with clear and comprehensive information about cookies, device-specific information, location information and other information stored on, accessed on, or collected from end users’ devices in connection with the Services, including, as applicable, information about end users’ options for cookie management.  Publisher will use commercially reasonable efforts to ensure that an end user gives consent to the storing and accessing of cookies, device-specific information, location information or other information on the end user's device in connection with the Services where such consent is required by law.

6. Confidentiality

6.1. Agent agrees not to disclose Proper Media Confidential Information without our prior written consent. "Proper Media Confidential Information" includes: (a) all Proper Media software, technology and documentation relating to the Services; (b) click-through rates or other statistics relating to performance as pertaining to the Services; (c) the existence of, and information about, beta features in a Service; and (d) any other information made available by Proper Media that is marked confidential or would normally be considered confidential under the circumstances in which it is presented.  Proper Media Confidential Information does not include information that Publisher already knew prior to use of the Services, that becomes public through no fault of Publishers, that was independently developed by Publisher, or that was lawfully given to Publisher by a third party.  Notwithstanding this Section 6, Publisher may accurately disclose the amount of Proper Media’s gross payments and related advertising metrics resulting from Publisher’s use of the Services.

General Advertising Services Agreement – Confidential

7. Representations, Warranties and Covenants

7.1. Publisher hereby represents, warrants and covenants that: (i) Publisher is the owner of the Websites or legally authorized to act on behalf of the owner of such Websites for the purposes of this Agreement; and (ii) Publisher has all necessary rights and authority to enter into this Agreement and place advertising, and authorize the placement of advertising on the Websites.

7.2 Agent hereby represents, warrants and covenants that: (i) Agent will perform all of its obligations and activities in a workmanlike professional manner in accordance with all applicable law and Agent’s legal obligations; and (ii) Agent has all necessary rights and authority to enter into this Agreement and place advertising, and authorize the placement of advertising on the Websites.

8. Indemnification

8.1. Each Party (the “Indemnitor”) shall indemnify, defend, and hold harmless the other Party, its affiliated companies, and their successors and assigns (the “Indemnitees”) from and against any and all demands, judgments, losses, costs, expenses (including, but not limited to, the cost of obtaining an opinion of counsel in response to a notice of potential infringement of the rights of any other person or organization), obligations, liabilities, damages, fines, recoveries and deficiencies, including without limitation interest, penalties, reasonable attorneys’ fees and costs asserted by a third party unaffiliated with either Party (collectively, “Losses”) in connection with a claim, action, suit or proceeding made, brought or commenced by a third party other than an affiliated company of the indemnified Party (each, a “Claim”) that arise, result from, or relate to the breach by the Indemnitor of any of the Indemnitor’s representations, warranties, or covenants set forth in this Agreement. The Indemnitees shall give the Indemnitor prompt written notice of any Claim, and the Indemnitor shall have the right to control any defense against and settlement of any Claim with the reasonable assistance of the Indemnitees as requested by the Indemnitor.

9. Liability

9.1. No Liability. AGENT OR PUBLISHER IS NOT AND SHALL NOT BE LIABLE FOR THE CONTENT OF THE ADVERTISING SUPPLIED BY ADVERTISERS. AGENT MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. PUBLISHER MAKES NO, AND HEREBY DISCLAIMS ANY AND ALL, WARRANTIES AND REPRESENTATIONS, INCLUDING, WITHOUT LIMITATION, REGARDING THE WEBSITES, THEIR CONTENT, AND ANY UPTIME OR ACCESS TO THE WEBSITES, AND SHALL HAVE NO LIABILITY REGARDING THE WEBSITES, THEIR CONTENT, ANY DOWNTIME OR NON-ACCESS TO THE WEBSITES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

10. General

10.1. Waiver; Amendment: Failure by either Party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement shall be effective only if in writing, specifically identified in such writing, and signed by each of the Parties through its authorized representative. Failure by either Party to enforce any provision of this Agreement shall be effective only if in writing and signed by both Parties.

General Advertising Services Agreement – Confidential

10.2. Severability: If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced unless the severance of the unenforceable provision renders this Agreement commercially unreasonable for either Party.

10.3. Binding Effect: This Agreement inures to the benefit of and is binding upon the Parties, their respective successors in interest and their assigns by way of, and a Party may transfer this Agreement as part of such Party’s, merger, sale, acquisition, transfer of substantially all of such Party’s assets, stock or business, including the Websites in the case of Publisher.

10.4. Choice of Law: This Agreement is governed by the laws of the State of California.

10.5. Entire Agreement: This is the entire agreement of the Parties relating to this subject and it supersedes all other commitments, negotiations and understandings. Additionally, this Agreement specifically supersedes any language found in the Representation Assignment agreement executed herewith, wherein the non-exclusive nature of the relationship between the parties as defined in this Agreement is modified or otherwise defined.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Salon Media Group, Inc.

By ________/s/ Jordan Hoffner_____________________________

Proper Media, LLC

By ___________/s/ Chris Richmond__________________________

General Advertising Services Agreement – Confidential

Inventory Representation Assignment

Attention: Advertising Exchange, Supply Side Partner, Ad Network, DSP, Agency Trading Desk, etc.

This Agreement is made effective as of Effective Date by and between Salon Media Group, Inc. (“Publisher”) and Proper Media, LLC (“Agent”).

Whereas Publisher is the owner and operator of the websites listed in Appendix A (the “Websites”) and wishes to retain Agent to provide advertising sales and trafficking services.

In accordance with the General Advertising Services Agreement between Agent and Publisher, Publisher hereby appoints Agent as a representative with respect to the placement of Programmatic Advertisements on the Publisher's Websites, including without limitation, banner and video advertisements, “native,” and in-content advertising, the solicitation of advertising purchases directly from advertising Exchanges for placement of Programmatic Advertisements on the Websites, and the reporting of the results therefrom to Advertisers and the Publisher.

Salon Media Group, Inc.

By _____________________________________

Proper Media, LLC

By _____________________________________

General Advertising Services Agreement – Confidential

APPENDIX A

Website Domains
Salon.com
Salon.com/food
Salon.com/tv

General Advertising Services Agreement – Confidential